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                                                           EXHIBITS 5.1 AND 23.2

July 1, 2005


DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 02061


RE:   DUSA PHARMACEUTICALS, INC. (THE "COMPANY")
      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have examined the Company's Registration Statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission (the "SEC") in connection with the registration of an additional Five Hundred Ninety Thousand Five Hundred Forty-Six (590,546) shares (the "Shares") of the Company's common stock, no par value ("Common Stock"), which may be issued under the Company's 1996 Omnibus Plan, as amended (the "Plan"), and which includes a revised reoffer prospectus reflecting stock options granted by the Company to certain of the selling securityholders named therein. The Plan has been further amended to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,753,328 to 3,343,874 shares, equal to 20% of the shares of Common Stock outstanding as of April 20, 2004.

The Plan was previously reported in a registration statement on Form S-8 (File No. 333-92259) filed with the SEC on December 7, 1999, a registration statement on Form S-8 (File No. 333-57890) filed with the SEC on March 29, 2001, and three post-effective amendments to Form S-8, filed on September 5, 2001, May 19, 2004 and April 28, 2005 (which made reference to these same Shares), respectively.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

As legal counsel to the Company, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares under the Plan. We have also examined the original or a photostatic or certified copy of (i) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company with the State of


               LONDON * NEW YORK * LOS ANGELES * SAN FRANCISCO *
             WASHINGTON, D.C. * PHILADELPHIA * PITTSBURGH * OAKLAND

                MUNICH * PRINCETON * FALLS CHURCH * WILMINGTON *
          NEWARK * MIDLANDS, U.K. * CENTURY CITY * RICHMOND * LEESBURG

                                  reedsmith.com

                Steven J. Picco * Office Administrative Partner *
        A Limited Liability Partnership formed in the State of Delaware

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DUSA Pharmaceuticals, Inc.
July 1, 2005
Page 2


New Jersey; (ii) the By-laws of the Company; and (iii) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

Based on the foregoing examination, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and that when issued and sold in the manner described in the Plan and pursuant to the agreement which may accompany each grant under the Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm's name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Act with respect to the Registration Statement.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP